Exhibit 10.4

EXECUTION VERSION

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (this “Agreement”), is is made this 26th day of August 2019, and is effective for all purposes as of October 1, 2019 (the “Effective Date”), by and between INTERNAP CORPORATION, a Delaware corporation (the “Company”), and Michael T. Sicoli, an individual resident of the District of Columbia (“Indemnitee”).

WHEREAS, it is essential to the Company that it attract and retain as directors and officers the most capable persons available;

WHEREAS, the Company is aware that, to induce highly competent persons to serve the Company as directors, officers or in other capacities, the Company must provide such persons with adequate protection through directors and officers liability insurance, advancement of expenses and indemnification against risks of claims and actions against them, and against damage to their professional and/or personal reputations resulting from allegations, claims, actions and investigations arising out of or relating to their service to and activities on behalf of the Company;

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the Company’s Certificate of Incorporation (the “Certificate”) and Bylaws (“Bylaws”), in each case as amended and in effect on the date hereof, and resolutions adopted pursuant thereto, and this Agreement shall not be deemed to substitute therefor, nor to diminish or abrogate any rights of such persons thereunder;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify and advance the expenses of such persons to the fullest extent permitted by applicable law and to guarantee such persons would realize the benefit of any subsequent changes in applicable law relating to indemnification or advancement of expenses so that they will continue to provide services to the Company free from undue concern that they will not be so indemnified, thereby ensuring that the decisions of such persons for or on behalf of the Company will be independent, objective and in the best interests of the Company’s stockholders;

WHEREAS, it is reasonable, prudent and necessary for the Company to provide such persons with the specific contractual assurance that the exculpation from personal liability for directors, the right to directors and officers liability insurance and the rights to indemnification and advancement of expenses provided to them remain available regardless of, among other things, any amendment to or revocation of the indemnification or advancement of expenses provisions in the Certificate or the Bylaws or any change in composition or philosophy of the Company’s Board of Directors such as might occur following an acquisition or Change of Control (defined below) of the Company; and

WHEREAS, Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1.           Definitions.  For purposes of this Agreement and if not otherwise defined herein, the following terms shall have the meanings set forth below:

(a)          “Board” shall mean the Board of Directors of the Company.

(b)          “Change of Control” shall mean any of the following occurrences:

(i)          Any “person,” as such term is used in Sections 13(a)(9) and 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the voting stock of the Company;

(ii)          The majority of the Board consists of individuals other than “incumbent” directors, which term means the members of the Board on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the incumbent directors will be considered to be an incumbent director;

(iii)        The Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)        All or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(v)         The Company combines with another company and is the surviving corporation but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company (there being excluded from the number of shares held by such stockholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

For purposes of the Change of Control definition, the “Company” will include any entity that succeeds to all or substantially all, of the business of the Company and “voting stock” will mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

(c)          “DGCL” shall mean the Delaware General Corporation Laws, as amended from time to time, and any successor law or laws.

(d)          “Disinterested Director” shall mean a director of the Company who neither is or was a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(e)         “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, accounting and expert fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, or otherwise participating in, any Proceeding, and shall include all such items incurred in enforcing or pursuing any rights under this Agreement.

(f)          “Independent Counsel” shall mean a law firm or member of a law firm that, as of a particular date, neither is presently representing, nor in the five years preceding such date has been retained to represent, (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)         “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, whether by, in or involving a public official, law enforcement organization, public or government-sponsored board or commission, self-regulatory body, court or an administrative, other governmental or private entity or body, and as to which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or her or any action on his or her or her part, or any inaction on Indemnitee’s part, while acting as director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

2.           Service by Indemnitee.  Indemnitee agrees to serve and/or continue to serve as a director, officer or employee of the Company, as applicable, and/or, at the request of the Company, as a director, officer, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue the employment, directorship or other service of Indemnitee in such position.  Nothing in this Agreement shall confer upon Indemnitee the right to continue in the employ of, or as an officer or director of, the Company or affect the right of the Company to terminate Indemnitee’s employment at any time in the sole discretion of the Company, with or without cause, subject to any contractual rights of Indemnitee created or existing under any written employment contract between the Company and Indemnitee.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as director, officer or employee of the Company, as applicable.

3.           Indemnification.  Subject to Section 9, the Company shall hold harmless and indemnify, and advance Expenses to, Indemnitee as provided in this Agreement and to the fullest extent not prohibited by the DGCL or other applicable as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment).  Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a)          on account of any Proceeding in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law; provided, however, that the Company may advance Expenses in accordance with Section 11 of this Agreement in connection with Indemnitee’s defense of a claim under Section 16(b) of the Exchange Act, which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.

(b)          on account of conduct of Indemnitee which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or to constitute willful misconduct;

(c)         in any circumstance where such indemnification is expressly prohibited by applicable law, including if Indemnitee’s conduct is determined to have been in bad faith, if Indemnitee fails to reasonably believe that Indemnitee’s conduct is in or not opposed to the bests interest of the Company or, with respect to a criminal proceeding, if it is determined that Indemnitee knew or reasonably should have known that Indemnitee’s conduct was unlawful;

(d)         with respect to liability for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause or other agreement (other than this Agreement), except in respect of any liability in excess of payment under such insurance, indemnity clause or other agreement;

(e)          if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(f)          in connection with any Proceeding initiated by Indemnitee against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other indemnitees of the Company or any of its direct or indirect subsidiaries, (i) unless such indemnification is expressly required to be made by law, (ii) unless the Proceeding was authorized by the Board or such other person or persons empowered pursuant to Section 9 to make such determination, (iii) unless such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company by applicable law, or (iv) except as provided in Section 12.

4.           Actions or Proceedings Other Than an Action by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee was or is a party or witness or is threatened to be a party or witness to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him or her in such capacity.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement which were actually and reasonably incurred by Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5.           Actions by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if Indemnitee was or is a party or witness or is threatened to be made a party or witness to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him or her in any such capacity.  Pursuant to this Section 5, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such Proceeding (including, but not limited to the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to be indemnified for such Expenses actually and reasonably incurred by him or her which such court shall deem proper.

6.           Good Faith Definition.  For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Company or other enterprise, including financial statements; (b) information, opinions, reports or statements supplied to Indemnitee by the officers or employees of the Company or other enterprise in the course of his or her duties; (c) the advice of legal counsel for the Company or other enterprise; or (d) information or records given in reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise.  The provisions of this Section 6 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.           Indemnification for Expenses of a Witness or a Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has (i) served on behalf of  or at the request of the Company, or any of its direct or indirect subsidiaries, as a witness or other participant in any class action or Proceeding, or (ii) has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4 and 5, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice or the settlement of a Proceeding without an admission of liability, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith without any determination pursuant to Section 9.

8.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the investigation, defense, appeal or settlement of such Proceeding described in Section 4 and 5 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee to which Indemnitee is entitled.

9.           Procedure for Determination of Entitlement to Indemnification.

(a)         To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including documentation and information which is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)          Upon written request by Indemnitee for indemnification pursuant to Section 4, 5, 7 and 8 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if a Change of Control shall have occurred, by Independent Counsel (unless Indemnitee shall request in writing that such determination be made by the Board (or a committee thereof) in the manner provided for in clause (ii) of this Section 9(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A)(1) by the Board of the Company, by a majority vote of Disinterested Directors even though less than a quorum, or (2) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (B) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  Such Independent Counsel shall be selected by the Board and approved by Indemnitee. Upon failure of the Board to so select, or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Company of a written request for indemnification.  If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. The Company agrees to be bound by, and not contest, appeal or seek reconsideration of, such opinion of Independent Counsel.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

(c)          Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to Indemnification, including providing to such person, persons or entity upon reasonable advance request such documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel or members of the Board shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to Indemnification.  Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

10.          Presumptions and Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification, Indemnitee shall, to the fullest extent not prohibited by law, be presumed to be entitled to indemnification hereunder and the Company shall, to the fullest extent not prohibited by law, have the burden of proof in the making of any determination contrary to such presumption.  Neither the failure of the Board (or such other person or persons empowered to make the determination of whether Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any determination thereby that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          If the Board, or such other person or persons empowered pursuant to Section 9 to make the determination of whether Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.  The termination of any Proceeding described in Sections 4 and 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that Indemnitee has reasonable cause to believe that Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of Indemnitee to indemnification, except as may be provided herein.

(c)          The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11.          Advancement of Expenses.

(a)          Subject to applicable law, all reasonable Expenses actually incurred by Indemnitee as a party, witness or other participant in connection with any Proceeding (including a Proceeding by or on behalf of the Company) shall be paid by the Company in advance of the final disposition of such Proceeding, if so requested by Indemnitee, within 30 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances. Indemnitee may submit such statements from time to time.  Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in Arbitration (defined below) pursuant to this Agreement.

(b)          Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith; provided, however, that following a Change of Control or in the event of a Proceeding brought by or in the name of the Company, the Company agrees that Indemnitee shall be required to submit to the Company only summary statements and invoices, and that in connection with such submissions, Indemnitee shall have the right to withhold or redact any documents or information that are protected by the attorney-client privilege or the attorney work product doctrine.

(c)          Indemnitee’s submission of statements and requests for payment of Expenses shall include or be accompanied by (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and (ii) an undertaking executed personally or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise.  Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, shall be interest free and shall be accepted without reference to financial ability to make repayment.  The Company shall have no obligation to advance any Expenses pursuant to this Section 11 with respect to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3(f).

12.          Remedies of Indemnitee.

(a)          In the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 11 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) within 60 days after receipt by the Company of a request for indemnification, (iv) payment of indemnification is not made pursuant to clause (i) of Section 7 within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 9 and 10, Indemnitee shall be entitled to an adjudication in an appropriate court of his or her entitlement to such indemnification or advancement of Expenses.

(b)          As an alternative to subsection (a), Indemnitee may, at Indemnitee’s option, seek an award in arbitration administered by JAMS pursuant to its Streamlined Arbitration Rules & Procedures then in effect (“JAMS Rules”) and the provisions of this subsection (b), without regard to the amount in controversy (“Arbitration”).  In the event there is a conflict between the JAMS Rules and any provision of this Agreement, the terms of this Agreement shall govern.  This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The following provisions modify the JAMS Rules and govern an arbitration:

(i)          The Arbitration shall be conducted by a sole arbitrator selected pursuant to Rule 12 of the JAMS Rules from the then current list of former or retired federal judges on the JAMS roster of arbitrators and mediators (“Arbitrator”).

(ii)          The Hearing (as defined in the JAMS Rules) shall be conducted in Atlanta, Georgia, except that the Arbitrator, in order to hear a third party witness, may conduct such portion of the Hearing at any location.

(iii)        The Hearing shall commence within 60 days and the Final Award (pursuant to Rule 19 of the JAMS Rules) shall be rendered within 90 days of the commencement of the Arbitration pursuant to Rule 5 of the JAMS Rules.

(iv)         Pursuant to Rule 19(b) of the JAMS Rules, the Arbitrator shall be guided by the law of the State of Delaware in determining the merits of the dispute.

(v)          After the commencement of the Arbitration pursuant to Rule 5 of the JAMS Rules, no party to the Arbitration may seek any interim or provisional relief in any court or collateral proceeding regarding any issue or claim that is the subject of the Arbitration.

(vi)       The Company shall pay the fees for the Arbitration pursuant to Rule 26 of the JAMS Rules (“Arbitration Fees”), and is solely responsible for the Arbitrator compensation, if Indemnitee prevails in the Arbitration.  In the event the Company fails to pay the Arbitration Fees within seven days of the commencement of the Arbitration, and/or in the event the Company fails to promptly pay the Arbitrator compensation, Indemnitee may pay such amounts and such amounts shall be awarded to Indemnitee in the Final Award.  In the event the Company is the prevailing party in the Arbitration, Indemnitee shall reimburse the Company for Indemnitee’s pro rata share of the Arbitrator’s compensation, with the Company being responsible for 50% of the Arbitrator’s compensation and all Indemnitees who are a party to the Arbitration being severally, and not jointly, responsible for the remaining 50%.

(vii)       Judgment on the Final Award may be entered in any court having jurisdiction.

(viii)      In the event a Final Award is rendered in favor of Indemnitee, the Company shall pay to Indemnitee the entire amount of the Final Award within 20 days of the date of the Final Award, regardless of whether the Company decides to seek to vacate, overturn, appeal or seek reconsideration of all or any aspect of the Final Award, subject to an undertaking (in form and substance contemplated by Section 11 of this Agreement) by Indemnitee to repay the amount of the Final Award to the extent that the Final Award is subsequently vacated, overturned, reversed or otherwise successfully appealed or reconsidered.

(ix)        In the event the Arbitration is commenced and a Final Award is rendered in favor of Indemnitee because the Company failed to abide by a determination in favor of Indemnitee pursuant to Section 9 of this Agreement, or in the event the Company fails to timely pay the amount of the Final Award to Indemnitee in accordance with Section 12(b)(viii) of this Agreement, the Company agrees to pay interest on the amount of the Final Award, compounded monthly, at the “prime rate” of interest quoted from time-to-time in The Wall Street Journal.

(c)         In the event that a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or Arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial or a de novo Arbitration (as applicable) on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or Arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall be precluded from referring to or offering into evidence a determination made pursuant to Section 9 of this Agreement that is adverse to Indemnitee’s right to indemnification or advancement of Expenses.

(d)         In the event that a determination is made or deemed to be made pursuant to Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or Arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with a request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)          The Company shall be precluded from asserting in any judicial Proceeding or Arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such Arbitrator that the Company is bound by all provisions of this Agreement.

(f)          If the court or Arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by Indemnitee in connection with such adjudication or award at Arbitration (including, but not limited to, any appellate proceedings).

13.         Notification of Proceedings and Defense of Claims.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Secretary of the Company in writing of the commencement thereof; but the omission to so notify the Secretary of the Company will not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which Indemnitee gives notice to the Company of the commencement thereof:

(a)          The Company will be entitled to participate therein at its own expense.

(b)         Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of the Company’s election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action and such conclusion by Indemnitee shall be supported by a written determination of counsel provided to the Company, which determination shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the action within a reasonable time after the Company has provided notice to Indemnitee of the Company’s election to assume the defense of such action, in each of which cases the Expenses of such counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c)          The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Company shall be deemed to have consented to any settlement if the Company does not object to such settlement within 30 days after receipt by the Company of a written request for consent to such settlement.  The Company shall be required to obtain the consent of Indemnitee to settle any Proceeding in which Indemnitee is named as a party or has potential liability exposure, unless such settlement solely involves the payment of money and includes a complete and unqualified release of Indemnitee from all liability on any claims that are the subject matter of the Proceeding and does not impose any future restriction or limitation on Indemnitee.

(d)          As soon as practicable after the receipt of a notice of a claim pursuant to this Section 13, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to comply with such policies including, without limitation, to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.

14.          Other Right to Indemnification; Subrogation.

(a)         The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate or Bylaws of the Company, any resolution adopted pursuant thereto, any provision of law or otherwise.  Except as required by applicable law, the Company shall not adopt any amendment to its Certificate or Bylaws, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnification or advancement of Expenses under this Agreement.

(b)         In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights and recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)          The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

15.         Director and Officer Liability Insurance.

(a)          The Company shall obtain and maintain directors’ and officers’ liability insurance in customary and reasonable amounts for so long as Indemnitee is entitled to indemnification hereunder, with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts, including Expenses, and to ensure the Company’s performance of its indemnification and advancement of Expenses obligations under this Agreement, provided and to the extent that such insurance is available on a commercially reasonable basis.  Such coverage shall not be on terms of coverage or amounts less favorable to Indemnitee than those of the policies in effect on the date of this Agreement, except to the extent coverage on such terms or in such amounts cannot be obtained through the use of commercially reasonable efforts.  Indemnitee shall be covered by such policy or policies in accordance with their terms to the maximum extent available for any such director or officer under such policy or policies.

(b)          The Company further agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company, except that any payments made to, or on behalf of, Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.

16.         Intent.  This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights Indemnitee may have under the Certificate or Bylaws of the Company, the DGCL, applicable law or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate or Bylaws of the Company, the DGCL, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  In the event of any change in applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, or advance Expenses to, a member of its Board or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

17.        Attorneys’ Fees and Other Expenses to Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in Arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses for attorneys’ fees and disbursements reasonably incurred by Indemnitee.

18.         Effective Date.  The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 4 and 5, notwithstanding the termination of Indemnitee’s service, if the rights of indemnification under such Sections relate to Indemnitee’s service to the Company.

19.         Duration of Agreement.  This Agreement shall survive and continue even though Indemnitee may have terminated his or her service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by Indemnitee in any such capacity.  This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and his or her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations.  The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

20.         Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason other than that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines, excise taxes, amounts paid or to be paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21.         Disclosure of Payments.  Except as expressly required by any federal or state securities laws or other federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

22.         Modification and Waiver.  No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of Indemnitee under this Agreement with respect to any action taken or omitted by Indemnitee when he or she was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or while serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise prior to such supplement, modification or amendment.  No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both the Company and Indemnitee.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

23.         Severability.  If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

24.         Counterparts.  This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

25.         Interpretation.  The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.        Notices.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:

If to Indemnitee to:

Michael T. Sicoli
at Indemnitee’s address on file with the Company
Email:  msicoli19@gmail.com

If to the Company to:

Internap Corporation
One Enterprise Avenue
Secaucus, NJ 07094
Email:  rdiegnan@inap.com
Attn: Executive Vice President and General Counsel

or to such other address as may be furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

27.         Governing Law.  The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE COMPANY:

INTERNAP CORPORATION

By: /s/ Peter D. Aquino
Name: Peter D. Aquino
Title: Chief Executive Officer

INDEMNITEE:

/s/ Michael T. Sicoli
Print Name: Michael T. Sicoli